PAINEWEBBER MANAGED INVESTMENTS TRUST
AMENDED AND RESTATED DECLARATION OF
TRUST
DECLARATION OF TRUST, made at Boston,
Massachusetts, this 21st day of November, 1986 and amended
and restated this 19th day of November, 1997 by the Trustees:
	WHEREAS, the Trustees desire to establish a trust
fund for the investment and reinvestment of funds contributed thereto;
	NOW, THEREFORE, the Trustees declare that all
money and property contributed to the trust fund hereunder shall be held and managed in trust under this Declaration of Trust as herein set forth below.
ARTICLE I
NAME AND DEFINITIONS
NAME
	Section 1. This Trust shall be known as "PaineWebber Managed Investments Trust." The resident agent for the Trust in Massachusetts shall be CT Corporation System, whose address is 2 Oliver Street, Boston, Massachusetts, or such other person as the Trustees may from time to time designate. DEFINITIONS
	Section 2. Wherever used herein, unless otherwise required by the context or specifically provided:
	(a)	The Terms "Affiliated Person", "Assignment",
"Commission", "Interested Person", "Majority Shareholder
Vote" (the 67% or 50% requirement of the third sentence of
Section 2(a)(42) of the 1940 Act, whichever may be
applicable) and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as amended from time to time;
	(b)	The "Trust" refers to PaineWebber Managed
Investments Trust and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series;

	(c)	"Net Asset Value" means the net asset value of
each Series of the Trust determined in the manner provided in
Article IX, Section 3;
	(d)	"Shareholder" means a record owner of Shares
of the Trust;
	(e)	The "Trustees" means the person who has
signed this Declaration of Trust so long as he shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or
appointed, qualified and serving as Trustees in accordance with the provisions of Article IV hereof, and reference herein to a
Trustee or the Trustees shall refer to such person or persons in his capacity or their capacities as trustees hereunder.
	(f)	"Shares" means the equal proportionate
transferable units of interest into which the beneficial interest of each Series or Class thereof shall be divided from time to time and includes fractions of shares as well as whole shares (all of the transferable units of a Series or of a single Class may be referred to as "Shares" as the context may require);
	(g)	The "1940 Act" refers to the Investment
Company Act of 1940, as amended from time to time;
	(h)	"Series" refers to series of Shares of the Trust
established in accordance with the provisions of Article III;
	(i)	"Class" refers to the class of Shares of a Series
of the Trust established in accordance with the Provisions of
Article III.
ARTICLE II
PURPOSE OF TRUST
	The purpose of this Trust is to provide investors a
continuous source of managed investment in securities.
ARTICLE III
BENEFICIAL INTEREST
SHARES OF BENEFICIAL INTEREST
	Section 1. The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series or Classes thereof as the Trustees shall from time to time create and establish.  The number of Shares is
unlimited and each Share shall have a par value of $0.001 per
Share and upon issuance in accordance with the terms hereof
shall be fully paid and nonassessable.  The Trustees shall have full power and authority, in their sole discretion and without obtaining any prior authorization or vote of the Shareholders of the Trust, to create and establish (and to change in any manner) Shares with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may from time to time determine, to divide or combine the Shares into a greater or lesser number, to classify or reclassify any unissued Shares into one or more Series or Classes of Shares, to abolish any one or more Series or Classes of Shares, and to take such other action with respect to the Shares as the Trustees may deem
desirable.  The Trustees, in their discretion without a vote of the Shareholders, may divide the Shares of any Series into
Classes. In such event, each Class of a Series shall represent interests in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to a Class of a Series may be borne solely by such Class as shall be determined by the Trustees and a Class of a Series may have exclusive voting rights with respect to matters affecting only that Class.
Without limiting the authority of the Trustees set forth in this
Section 1 to establish and designate any further Series or
Classes, the Trustees have established and designated the
Series of Shares and Classes listed in Schedule A attached
hereto and made a part hereof.
ESTABLISHMENT OF SERIES OR CLASS
	Section 2. The establishment of any Series or Class in addition to those set forth in Section 1 shall be effective upon the adoption of a resolution by a majority of the then Trustees setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class thereof.  At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may by a majority vote abolish that Series and the establishment and designation thereof. At any time that there are no shares outstanding of any particular Class of a Series, the Trustees may by a majority vote abolish that Class and the establishment and designation thereof. The Trustees by a majority vote may change the name of any Series or Class.
OWNERSHIP OF SHARES
	Section 3.  The ownership of Shares shall be recorded
in the books of the Trust.  The Trustees may make such rules as they consider appropriate for the transfer of Shares and
similar matters.  The record books of the Trust shall be
conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each Shareholder. INVESTMENT IN THE TRUST
	Section 4.  The Trustees shall accept investments in the
Trust from such persons and on such terms as they may from
time to time authorize.  Such investments may be in the form of cash or securities in which the appropriate Series is authorized to invest, valued as provided in Article IX, Section 3. After the date of the initial contribution of capital, the number of Shares to represent the initial contribution may in the Trustees'
discretion be considered as outstanding and the amount
received by the Trustees on account of the contribution shall be treated as an asset of the Trust or a Series thereof, as appropriate.  Subsequent investments in the Trust shall be
credited to each Shareholder's account in the form of full
Shares at the Net Asset Value per Share next determined after the investment is received; provided, however, that the
Trustees may, in their sole discretion, (a) impose a sales charge upon investments in the Trust or Series and (b) issue fractional Shares. The Trustees shall have the right to refuse to accept investments in the Trust or any Series at any time without any cause or reason therefor whatsoever.
ASSETS AND LIABILITIES OF SERIES
	Section 5.  All consideration received by the Trust for
the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any
reinvestment of such proceeds in whatever form the same may
be, shall be referred to as "assets belonging to" that Series. In addition, any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the
Trustees between and among one or more of the Series in such manner as they, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and shall be referred to as assets belonging to that Series. The assets belonging to a particular Series shall be so recorded upon the books of the
Trust, and shall be held by the Trustees in Trust for the benefit of the holders of Shares of that Series.  The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the
Trust or Series which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the
Series or Classes in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.  Any creditor of any Series may look only to the assets of that Series to satisfy such creditor's debt. See Article X, Section 1.
NO PREEMPTIVE RIGHTS
	Section 6.  Shareholders shall have no preemptive or
other right to subscribe to any additional Shares or other
securities issued by the Trust or the Trustees.
STATUS OF SHARES AND LIMITATION OF PERSONAL
LIABILITY
	Section 7.  Shares shall be deemed to be personal
property giving only the rights provided in this Declaration of
Trust.  Every Shareholder by virtue of having become a
Shareholder shall be held expressly to have assented and agreed to the terms of this Declaration of Trust and to have become a party hereto.  The death of a Shareholder during the
continuance of the Trust shall not operate to terminate the
Trust nor entitle the representative of any deceased
Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust.  Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the
ownership of Shares constitute the Shareholders partners.
Neither the Trust nor the Trustees shall have any power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever
other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or
otherwise.
ARTICLE IV
THE TRUSTEES
MANAGEMENT OF THE TRUST
	Section 1. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility.  A
Trustee shall not be required to be a Shareholder of the Trust. ELECTION OF TRUSTEES AND APPOINTMENT OF
INITIAL TRUSTEE
	Section 2.  On a date fixed by the Trustees, the
Shareholders shall elect the Trustees. Until such election, the Trustees shall be the initial Trustee and such other persons as may be hereafter appointed pursuant to Section 4 of this Article
IV.  The initial Trustee shall be Dianne E. O'Donnell.
TERM OF OFFICE OF TRUSTEES
	Section 3.  The Trustees shall hold office during the
lifetime of this Trust, and until its termination as hereinafter provided; except (a) that any Trustee may resign his trust by written instrument signed by him and delivered to the other
Trustees or to any officer of the Trust, which shall take effect upon such delivery or upon such later date as is specified
therein; (b) that any Trustee may be removed with or without cause at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective;
(c) that any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be
retired by written instrument signed by a majority of other
Trustees, specifying the date of his retirement; and (d) that any Trustee may be removed at any Special Meeting of the Trust by a vote of at least two-thirds of the outstanding Shares. RESIGNATION AND APPOINTMENT OF TRUSTEES
	Section 4.  In case of the declination, death,
resignation, retirement, removal, incapacity, or inability of any of the Trustees, or in case a vacancy shall exist by reason of an increase in number or for any other reason, the remaining
Trustees shall fill such vacancy by appointment of such other person as they in their discretion shall see fit consistent with the limitations under the 1940 Act. Such appointment shall be evidenced by a written instrument signed by a majority of the
Trustees in office or by a recording in the records of the Trust, whereupon the appointment shall take effect. An appointment of a Trustee may be made by the Trustees then in office as
aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this trust, the trust estate shall vest in the new Trustee or Trustees,
together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.
The power of appointment is subject to the provisions of
Section 16(a) of the 1940 Act.
TEMPORARY ABSENCE OF TRUSTEE
	Section 5.  Any Trustee may, by power of attorney,
delegate his power for a period not exceeding six months at
any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly
provided.
NUMBER OF TRUSTEES
	Section 6.  The number of Trustees shall initially be one
(1) and thereafter shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees (or by an officer of the Trust pursuant to a vote of the majority of such Trustees); provided, however, that the number of Trustees serving hereunder at any time shall in no event be less than one (1) nor more than fifteen (15).
	Whenever a vacancy in the Board of Trustees shall
occur, until such vacancy is filled, or while any Trustee is absent from his state of domicile (unless said Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated by reason of disease or otherwise, the other Trustees shall have all the powers hereunder and the
certificate of the other Trustees of such vacancy, absence or incapacity, shall be conclusive.
EFFECT OF DEATH, RESIGNATION, ETC. OF A
TRUSTEE
	Section 7.  The death, declination, resignation,
retirement, removal, incapacity, or inability of the Trustee, or any one of them, shall not operate to annul the Trust or to
revoke any existing agency created pursuant to the terms of
this Declaration of Trust.
OWNERSHIP OF ASSETS OF THE TRUST
	Section 8.  The assets of the Trust shall be held
separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees.
ARTICLE V
POWERS OF THE TRUSTEES
POWERS
	Section 1. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all
contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust.
The Trustees shall not in any way be bound or limited by
present or future laws or customs in regard to trust
investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled
discretion, shall deem proper to accomplish the purposes of this Trust. Subject to any applicable limitation in this Declaration of Trust or the By-Laws of the Trust, the Trustees shall have power and authority, without limitation:
	(a)	To invest and reinvest cash and other property,
and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by trustees, and to sell,
exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust; to purchase and sell (or write) options on securities, currencies, indices, futures contracts and other financial instruments and enter into closing transactions in connection therewith; to enter into all types of commodities contracts, including without limitation the purchase and sale of futures contracts and forward
contracts on securities, indices, currencies, and other financial instruments; to engage in forward commitment, "when issued"
and delayed delivery transactions; to enter into repurchase
agreements and reverse repurchase agreements; and to employ
all kinds of hedging techniques and investment management
strategies.
	(b)	To adopt By-Laws not inconsistent with this
Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve the right to the Shareholders.
	(c)	To elect and remove such officers and appoint
and terminate such agents as they consider appropriate.
	(d)	To employ as custodian of any assets of the
Trust subject to any conditions set forth in this Declaration of
Trust or in the By-Laws, if any, a bank, trust company, or
other entity permitted by the Commission to serve as such.
	(e)	To retain a transfer agent and Shareholder
servicing agent, or both.
	(f)	To provide for the distribution of interests of
the Trust either through a principal underwriter in the manner hereinafter provided for or by the Trust itself, or both.
	(g)	To set record dates in the manner hereinafter
provided for.
	(h)	To delegate such authority as they consider
desirable to any officers of the Trust and to any agent,
independent contractor, custodian or underwriter.
	(i)	To sell or exchange any or all of the assets of
the Trust, subject to the provisions of Article XI, Section 4(b)
hereof.
	(j)	To vote or give assent, or exercise any rights of
ownership, with respect to stock or other securities or
property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with
relation to securities or property as the Trustees shall deem proper.
	(k)	To exercise powers and rights of subscription
or otherwise which in any manner arise out of ownership of
securities.
	(l)	To hold any security or property in a form not
indicating any trust, whether in bearer, unregistered or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of
Massachusetts trust companies or investment companies.
	(m)	To establish separate and distinct Series with
separately defined investment objectives and policies and
distinct investment purposes in accordance with the provisions of Article III and to establish separate Classes thereof.
	(n)	To allocate assets, liabilities and expenses of
the Trust to a particular Series and liabilities and expenses to a particular Class thereof or to apportion the same between or among two or more Series or Classes, provided that any
liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article III.
	(o)	To consent to or participate in any plan for the
reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or
subscriptions with respect to any security held in the Trust.
	(p)	To compromise, arbitrate, or otherwise adjust
claims in favor of or against the Trust or any matter in
controversy including, but not limited to, claims for taxes.
	(q)	To make distributions of income and of capital
gains to Shareholders in the manner hereinafter provided for.
	(r)	To borrow money.
	(s)	To establish, from time to time, a minimum
total investment for Shareholders, and to require the
redemption of the Shares of any Shareholders whose
investment is less than such minimum upon giving notice to
such Shareholder.
	No one dealing with the Trustees shall be under any
obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.
TRUSTEES AND OFFICERS AS SHAREHOLDERS
	Section 2.  Any Trustee, officer, other agent or
independent contractor of the Trust may acquire, own and
dispose of Shares to the same extent as if he were not a
Trustee, officer, agent or independent contractor; and the
Trustees may issue and sell or cause to be issued and sold
Shares to and buy such Shares from any such person or any
firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the By-Laws.
ACTION BY THE TRUSTEES
	Section 3. The Trustees shall act by majority vote at a meeting duly called or by unanimous written consent without a meeting or by telephone consent provided a quorum of
Trustees participate in any such telephonic meeting, unless the
1940 Act requires that a particular action be taken only at a meeting in person of the Trustees.  At any meeting of the
Trustees, a majority of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees or by any two other Trustees.
Notice of the time, date and place of all meetings of the
Trustees shall be given by the party calling the meeting to each Trustee by telephone or telegram sent to his home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to his home or business address at
least seventy-two hours in advance of the meeting.  Notice
need not be given to any Trustee who attends the meeting
without objecting to the lack of notice or who executes a
written waiver of notice with respect to the meeting either
before or after such meeting.  Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to
any one of their number their authority to approve particular matters or take particular actions on behalf of the Trust.
CHAIRMAN OF THE TRUSTEES
	Section 4.  The Trustees may appoint one of their
number to be Chairman of the Board of Trustees.  The
Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the
Trustees and the administration of the Trust, and may be the chief executive, financial and/or accounting officer of the Trust.
ARTICLE VI
EXPENSES OF THE TRUST
TRUSTEE REIMBURSEMENT
	Section 1.  Subject to the provisions of Article III,
Section 5, the Trustees shall be reimbursed from the Trust
estate or the assets belonging to the appropriate Series for their expenses and disbursements, including, without limitation, fees and expenses of Trustees who are not Interested Persons of the
Trust, interest expense, taxes, fees and commissions of every kind, expenses of pricing Trust portfolio securities, expenses of issue, repurchase and redemption of Shares including expenses attributable to a program of periodic repurchases or redemptions, expenses of distributing its Shares and providing services to Shareholders, expenses of registering and qualifying the Trust and its Shares under Federal and State laws and
regulations, charges of investment advisers, administrators, custodians, transfer agents, and registrars, expenses of preparing and setting in type prospectuses and statements of additional information, expenses of printing and distributing prospectuses and statements of additional information sent to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expense, association membership dues and for such non-recurring items as may
arise, including litigation to which the Trust is a party (except those losses and expenses the indemnification of which is not permitted under Article X hereof), and for all losses and liabilities by them incurred in administering the Trust; and for the payment of such expenses, disbursements, losses and
liabilities the Trustees shall have a lien on the assets belonging to the appropriate Series prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and
expenses.
ARTICLE VII
INVESTMENT ADVISER, PRINCIPAL UNDERWRITER
AND TRANSFER AGENT
INVESTMENT ADVISER
	Section 1. Subject to a Majority Shareholder Vote, the Trustees may in their discretion from time to time enter into an investment advisory or management contract(s) with respect to the Trust or any Series thereof whereby the other party(ies) to such contract(s) shall undertake to furnish the Trustees such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine.  Notwithstanding any
provisions of this Declaration of Trust, the Trustees may
authorize the investment adviser(s) (subject to such general or specific instruments as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio
securities and other investment instruments of the Trust on
behalf of the Trustees or may authorize any officer, agent, or
Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Trustees.
	The Trustees may, subject to applicable requirements
of the 1940 Act, including those relating to Shareholder
approval, authorize the investment adviser to employ one or
more sub-advisers from time to time to perform such of the
acts and services of the investment adviser, and upon such
terms and conditions, as may be agreed upon between the
investment adviser and sub-adviser.
PRINCIPAL UNDERWRITER
	Section 2.  The Trustees may in their discretion from
time to time enter into one or more contract(s) providing for the sale of the Shares, whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares.  In either case, the contract shall be on such terms and conditions as may be prescribed in the By-Laws, if any, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article VII, or of the By-Laws, if any; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.  The Trustees may in their discretion adopt a plan or plans of distribution and enter into any related agreements whereby the Trust finances directly or indirectly any activity that is primarily intended to result in sales of
Shares.  Such plan or plans of distribution and any related
agreements may contain such terms and conditions as the
Trustees may in their discretion determine subject to the
requirements of Section 12 of the 1940 Act, Rule 12b-1
thereunder and any other applicable rules and regulations.
TRANSFER AGENT
	Section 3.  The Trustees may in their discretion from
time to time enter into a transfer agency and Shareholder
service contract whereby the other party shall undertake to
furnish the Trustees and Trust with transfer agency and
shareholder services. The contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Declaration of Trust or of the By-Laws, if any.  Such services may be provided by one or more entities, including one or more agents of such other party.
PARTIES TO CONTRACT
	Section 4. Any contract of the character described in Sections 1, 2 and 3 of this Article VII or that relates to the provision of custodian services to the Trust may be entered into with any corporation, firm, partnership, trust or association, although one more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be
invalidated or rendered voidable by reason of the existence of any relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was
reasonable and fair and not inconsistent with the provisions of this Article VII or the By-Laws, if any.  The same person
(including a firm, corporation, partnership, trust, or
association) may be the other party to contracts entered into pursuant to Sections 1, 2 and 3 above or with respect to the provision of custodian services to the Trust, and any individual may be financially interested in or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.
PROVISIONS AND AMENDMENTS
	Section 5.  Any contract entered into pursuant to
Sections 1 and 2 of this Article VII shall be consistent with and subject to the applicable requirements of Sections 12 and 15 of the 1940 Act and the rules and orders thereunder (including
any amendments thereto or other applicable Act of Congress
hereafter enacted) with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof.
ARTICLE VIII
SHAREHOLDERS' VOTING POWERS AND MEETINGS
VOTING POWERS
	Section 1.  The Shareholders shall have power to vote
(i) for the election of Trustees as provided in Article IV,
Section 2, (ii) for the removal of Trustees as provided in Article
IV, Section 3(d), (iii) with respect to any investment advisory or management contract as provided in Article VII, Section 1,
(iv) with respect to any termination or reorganization of the
Trust as provided in Article XI, Section 4, (v) with respect to the amendment of this Declaration of Trust to the extent and as provided in Article XI, Section 7, (vi) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, provided, however, that a Shareholder of a particular Series shall not be entitled to bring any derivative or class action on behalf of any other Series of the Trust, and provided further that, within a Series, a
Shareholder of a particular Class shall not be entitled to bring any derivative or class action on behalf of any other Class
except with respect to matters sharing a common fact pattern with said Shareholder's own Class; and (vii) with respect to such additional matters relating to the Trust as may be required or authorized by law, by this Declaration of Trust, or the By-
Laws of the Trust, if any, or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable. On any matter submitted to a vote of the
Shareholders, all Shares shall be voted by individual Series, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series; and (ii) when the Trustees have determined that the matter affects only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon.  Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy.  Until Shares are issued, the
Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of
Trust or any By-Laws of the Trust to be taken by
Shareholders.
MEETINGS
	Section 2.  The first Shareholders' meeting shall be held
as specified in Section 2 of Article IV at the principal office of the Trust or such other place as the Trustees may designate.
Special meetings of the Shareholders or any Series or Class
thereof may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least one-tenth of the outstanding Shares entitled to vote.
Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as the same may be amended from time to time, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said Section 16(c) and any rules or orders thereunder with respect to providing such
Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record. Shareholders shall be entitled to at least fifteen days' notice of any meeting.
QUORUM AND REQUIRED VOTE
	Section 3.  A majority of Shares entitled to vote in
person or by proxy shall be a quorum for the transaction of
business at a Shareholders' meeting, except that where any
provision of law or of this Declaration of Trust permits or
requires that holders of any Series or Class thereof shall vote as a Series or Class, then a majority of the aggregate number of
Shares of that Series or Class thereof entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or Class.  Any lesser number shall be sufficient for adjournments.  Any adjourned session or sessions may be
held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any Series or Class shall vote as a Series or Class, then a majority of the Shares of that Series or Class voted on the matter shall decide that matter insofar as that Series or Class is concerned.
ARTICLE IX
DISTRIBUTIONS AND REDEMPTIONS
DISTRIBUTIONS
	Section 1.
	(a)	The Trustees may from time to time declare
and pay dividends and other distributions. The amount of such dividends and the payment of them shall be wholly in the discretion of the Trustees.
	(b)	The Trustees shall have power, to the fullest
extent permitted by the laws of the Commonwealth of
Massachusetts, at any time to declare and cause to be paid
dividends on Shares of a particular Series, from the assets
belonging to that Series, which dividends and other
distributions, at the election of the Trustees, may be paid daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, and may be payable in Shares of that Series or Class thereof, as appropriate, at the election of each Shareholder of that Series or Class.  All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that
Series held by such holders at the date and time of record
established for the payment of such dividends or distributions, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series.
	(c)	Anything in this instrument to the contrary
notwithstanding, the Trustees may at any time declare and
distribute a "stock dividend" pro rata among the Shareholders of a particular Series or of a Class thereof as of the record date of that Series (fixed as provided in Section 3 of Article XI hereof).
REDEMPTIONS
	Section 2. In case any holder of record of Shares of a particular Series or Class desires to dispose of his Shares, he may deposit at the office of the transfer agent or other
authorized agent of that Series a written request or such other form of request as the Trustees may from time to time
authorize, requesting that the Series purchase the Shares in accordance with this Section 2; and the Shareholder so requesting shall be entitled to require the Series to purchase, and the Series or the principal underwriter of the Series shall purchase his said Shares, but only at the Net Asset Value of the Series or Class held by the Shareholder (as described in Section
3 hereof) minus any applicable sales charge or redemption or repurchase fee. The Series shall make payment for any such
Shares to be redeemed, as aforesaid, in cash or property from the assets of that Series and payment for such Shares shall be made by the Series or the principal underwriter of the Series to the Shareholder of record within seven (7) days after the date upon which the request is effective; provided, however, that if
Shares being redeemed have been purchased by check, the
Trust may postpone payment until the Trust has assurance that good payment has been collected for the purchase of the
Shares.  The Trust may require Shareholders to pay a sales
charge to the Trust, the underwriter or any other person
designated by the Trustees upon redemption or repurchase of
Shares of any Series or Class thereof, in such amount as shall be determined from time to time by the Trustees.  The amount of such sales charge may but need not vary depending on
various factors, including without limitation the holding period of the redeemed or repurchased Shares.  The Trustees may also charge a redemption or repurchase fee in such amount as may
be determined from time to time by the Trustees.
DETERMINATION OF NET ASSET VALUE AND
VALUATION OF PORTFOLIO ASSETS
	Section 3.  The term "Net Asset Value" of any Series
shall mean that amount by which the assets of that Series
exceed its liabilities, all as determined by or under the direction of the Trustees. Net Asset Value per Share shall be determined separately for each Series of Shares and shall be determined on such days and at such times as the Trustees may determine.
Such determination may be made on a Series-by-Series or
Class-by-Class basis, as appropriate, and shall include any
expenses allocated to a specific Series or Class.  The
determination shall be made with respect to securities for which market quotations are readily available at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees, provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio
securities insofar as permitted under the 1940 Act and the
rules, regulations and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any order of the Commission applicable to the Series.  The Trustees may delegate any of their powers and duties under this Section 3 with respect to appraisal of assets and liabilities.  At any time the Trustees may cause the Net Asset Value per Share last
determined to be determined again in a similar manner and may fix the time when such redetermined values shall become
effective.
SUSPENSION OF THE RIGHT OF REDEMPTION
	Section 4.  Notwithstanding Section 2 hereof, the
Trustees may declare a suspension of the right of redemption or postpone the date of payment as permitted under the 1940
Act.  Such suspension shall take effect at such time as the
Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive
payment based on the Net Asset Value per Share existing after the termination of the suspension.
ARTICLE X
LIMITATION OF LIABILITY AND INDEMNIFICATION
LIMITATION OF LIABILITY
	Section 1.  All persons extending credit to, contracting
with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such Series, as the case may be, for payment under such credit, contract or claim;
and neither the Shareholders nor the Trustees, nor any of the
Trust's officers, employees or agents, whether past, present or future, nor any other Series shall be personally liable therefor.
	Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust, any Series, or the
Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his capacity as Trustees or Trustee and neither such Trustees or Trustee nor the Shareholders shall be personally liable thereon. Every note, bond, contract, instrument, certificate or undertaking made or issued by the
Trustees or by any officers or officer shall give notice that the same was executed or made by them on behalf of the Trust or
by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or the particular Series in question, as the case may be, but the omission thereof shall not operate to bind any Trustees or
Trustee or officers or officer or Shareholders or Shareholder individually.
	Section 2.  Provided they have exercised reasonable
care and have acted under the reasonable belief that their
actions are in the best interest of the Trust, the Trustees and officers of the Trust shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee, investment adviser or independent contractor of the
Trust, but nothing contained in this Declaration of Trust shall protect any Trustee or officer against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
INDEMNIFICATION
	Section 3.
	(a)	Subject to the exceptions and limitations
contained in Section 3(b) below:
		(i)	every person who is, or has been a
Trustee or officer of the Trust (hereinafter referred to as
"Covered Person") shall be indemnified by the appropriate
Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;
		(ii)	the words "claim," "action," "suit," or
"proceeding" shall apply to all claims, actions, suits or
proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words
"liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.
	(b)	No indemnification shall be provided hereunder
to a Covered Person:
		(i)	who shall have been adjudicated by a
court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or
		(ii)	in the event of a settlement, unless
there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office,
			(A)	by the court or other body
approving the settlement;
			(B)	by at least a majority of those
Trustees who are neither interested persons of
the Trust nor are parties to the matter based
upon a review of readily available facts (as
opposed to a full trial-type inquiry); or
			(C)	by written opinion of
independent legal counsel based upon a review
of readily available facts (as opposed to a full
trial-type inquiry);
provided, however, that any Shareholder may, by appropriate
legal proceedings, challenge any such determination by the
Trustees, or by independent counsel.
	(c)	The rights of indemnification herein provided
may be insured against by policies maintained by the Trust,
shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Trustees and officers, and other persons may be entitled to by contract or otherwise under law.
	(d)	Expenses in connection with the preparation
and presentation of a defense to any claim, action, suit or
proceeding of the character described in paragraph (a) of this
Section 3 may be paid by the applicable Series from time to
time prior to final disposition thereof upon receipt of an
undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section 3; provided, however, that either (a) such
Covered Person shall have provided appropriate security for
such undertaking, (b) the Trust is insured against losses arising out of any such advance payments or (c) either a majority of the Trustees who are neither interested persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Covered Person will not be disqualified from indemnification under this
Section 3.
SHAREHOLDERS
	Section 4.  In case any Shareholder or former
Shareholder of any Series of the Trust shall be held to be
personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal
representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability.  The Series shall, upon request by the
Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Series and satisfy any judgment thereon.
ARTICLE XI
MISCELLANEOUS
TRUST NOT A PARTNERSHIP
	Section 1.  It is hereby expressly declared that a trust
and not a partnership is created hereby.  No Trustee hereunder shall have any power to bind personally either the Trust's
officers or any Shareholder.
TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE,
NO BOND OR SURETY
	Section 2.  The exercise by the Trustees of their
powers and discretion hereunder in good faith and with
reasonable care under the circumstances then prevailing, shall be binding upon everyone interested.  Subject to the provisions of Article X, the Trustees shall not be liable for errors of judgment or mistakes of fact or law.  The Trustees may take
advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Article X, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice.  The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.
ESTABLISHMENT OF RECORD DATES
	Section 3.  The Trustees may close the stock transfer
books of the Trust for a period not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or
exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding ninety (90) days preceding the date of any meeting of Shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares, and in
such case such Shareholders and only such Shareholders as
shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the
Trust after any such record date fixed or aforesaid.
TERMINATION OF TRUST
	Section 4.
	(a)	This Trust shall continue without limitation of
time but subject to the provisions of sub-section (b) of this
Section 4.
	(b)	Subject to a Majority Shareholder Vote of each
Series affected by the matter or, if applicable, to a Majority Shareholder Vote of the Trust, the Trustees may
		(i)	sell, convey, merge and transfer all or
substantially all of the assets of the Trust or any affected Series to another Series or to a trust, partnership, association or corporation organized under the laws of any state which is an investment company as defined in the 1940 Act, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of beneficial interest or stock of such Series, trust, partnership, association or corporation; or
		(ii)	at any time sell and convert into money
all or substantially all of the assets of the Trust or any affected
Series.
	Upon making provision for the payment of all known
liabilities of the Trust or any affected Series in either (i) or (ii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the holders of the Shares of the Trust or any affected
Series then outstanding; however, the payment to any
particular Class within such Series may be reduced by any fees, expenses or charges allocated to that Class. Nothing in this Declaration of Trust shall preclude the Trustees from distributing such remaining proceeds or assets so that holders of the Shares of a particular Class of the Trust or any affected Series receive as their ratable distribution shares solely of an analogous class, as determined by the Trustees, of such trust, partnership, association or corporation.
	The Trustees may take any of the actions specified in
clauses (i) and (ii) above without obtaining a Majority
Shareholder Vote of any Series or the Trust if a majority of the Trustees makes a determination that the continuation of a
Series or the Trust is not in the best interests of such Series, the Trust or their respective Shareholders as a result of factors or events adversely affecting the ability of such Series or the Trust to conduct its business and operations in an economically viable manner. Such factors and events may include the inability of a
Series or the Trust to maintain its assets at an appropriate size, changes in laws or regulations governing the Series or Trust or affecting assets of the type in which such Series or the Trust invests or economic developments or trends having a
significant adverse impact on the business or operations of such Series or the Trust.
	(c)	Upon completion of the distribution of the
remaining proceeds or the remaining assets as provided in sub-section (b), the Trust or any affected Series shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged.
FILING OF COPIES, REFERENCES, HEADINGS
	Section 5. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trustees with the Secretary of the Commonwealth of Massachusetts and the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments to this Declaration of Trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this instrument or of any such amendments. In this instrument or in any such amendments, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended from time to time. The masculine gender shall include the feminine and neuter genders. Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original.
APPLICABLE LAW
	Section 6. The Trust set forth in this instrument is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.
AMENDMENTS
	Section 7. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment upon the Shareholders without the express consent of each Shareholder or Trustee involved.
Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time, so long as such amendment does not adversely affect the rights of any Shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees). Except as provided in the first sentence of this
Section 7, any amendment to this Declaration of Trust that adversely affects the rights of Shareholders may be adopted at any time by an instrument signed in writing by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees) when authorized to do so by Majority Shareholder Vote; provided, however, that an amendment that shall affect the Shareholders of one or more
Series (or of one or more Classes), but not the Shareholders of all outstanding Series (or Classes), shall be authorized by a Majority Shareholder Vote of each Series (or Class, as the case may be) affected, and no vote of a Series (or Class) not affected shall be required. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer to the effect that such amendment has been duly adopted. Copies of the amendment to this Declaration of Trust shall be filed as specified in Section 5 of this Article XI. A restated Declaration of Trust, integrating into a single instrument all of the provisions of the Declaration of Trust which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall be effective upon filing as specified in such Section 5.
FISCAL YEAR
	Section 8.  The fiscal year of the Trust shall be
determined by the Trustees in accordance with the By-Laws, provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust.



Schedule A
Series of the Trust
PaineWebber Asia Pacific Growth Fund
PaineWebber High Income Fund
PaineWebber Investment Grade Income Fund
PaineWebber Low Duration U.S. Government Income Fund
PaineWebber U.S. Government Income Fund
PaineWebber Utility Income Fund

Classes of Shares of Each Series
An unlimited number of shares of beneficial interest have been established by the Board as Class A shares, Class B shares, Class C shares and Class Y shares of each of the above Series. Each of the Class A shares, Class B shares, Class C shares and Class Y shares of a Series represents interests in the assets of only that Series and has the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Declaration of Trust and as set forth below with respect to the Class B shares of each Series:
1. Each Class B share, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Class B share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the sixth anniversary of the issuance of such Class B shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Class B shares occurred or (ii) for Class B shares obtained through an exchange, the date on which the issuance of the Class B shares of an eligible PaineWebber fund occurred, if such shares were exchanged directly, or through a series of exchanges for the Series'
Class B shares (the "Conversion Date")).
2. Each Class B share purchased through the reinvestment of a dividend or a distribution with respect to the Class B shares and the dividends and distributions on such shares shall be segregated in a separate sub-account on the stock records of the Series for each of the holders of record thereof. On any Conversion
Date, a number of the shares held in the sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series. The number of shares in the holder's sub-account so converted shall bear the same relation to the total number of shares maintained in the sub-account on the Conversion Date as the number of shares of the holder converted on the Conversion Date pursuant to Paragraph 2(a) hereof bears to the total number of Class B shares of the holder on the Conversion Date not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B shares.
3.  The number of Class A shares into which a Class
B share is converted pursuant to paragraphs 1 and 2 hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class
B shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Class A shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.
4. On the Conversion Date, the Class B shares converted into Class A shares will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion Date).
For purposes of Paragraph 1 above, the term "eligible PaineWebber fund" includes any and all mutual funds for which PaineWebber Incorporated or Mitchell Hutchins
Asset Management Inc. serves as investment adviser that offer shares with a contingent deferred sales charge imposed upon certain redemptions of such shares and that are exchangeable with the Class B shares of the Series.


	IN WITNESS WHEREOF, the undersigned, being the all the Trustees of the Trust, have executed this Amended and Restated Declaration of Trust as of the day and year first above written.

/s/ Margo N. Alexander
Margo N. Alexander


/s/ Meyer Feldberg
Meyer Feldberg

/s/ E. Garrett Bewkes, Jr.
E.  Garrett Bewkes, Jr.


/s/ George W. Gowen
George W. Gowen

/s/ Richard Q. Armstrong
Richard Q. Armstrong


/s/ Frederic V. Malek
Frederic V. Malek

/s/ Richard R. Burt
Richard R. Burt


/s/ Carl W. Schafer
Carl W. Schafer

/s/ Mary C. Farrell
Mary C. Farrell



PaineWebber Managed Investments Trust

Attachment 1

1.	The principal place of business of PaineWebber
Managed Investments Trust ("Trust") is:

	1285 Avenue of the Americas
	New York, New York  10019

2.	The Trustees of the Trust and their business
addresses* are:

	Margo N. Alexander

	Richard Q. Armstrong
	78 West Brother Drive
	Greenwich, CT  06830

	E. Garrett Bewkes, Jr.

	Richard R. Burt
	1101 Connecticut Avenue, N.W.
	Washington, D. C.  20036

	Mary C. Farrell

	Meyer Feldberg
	Columbia University
	101 Uris Hall
	New York, New York  10027

	George W. Gowen
	666 Third Avenue
	New York, New York  10017

	Frederic V. Malek
	1455 Pennsylvania Avenue, N.W.
	Suite 350
	Washington, D. C.  20004

	Carl W. Schafer
	P. O. Box 1164
	Princeton, N. J.  08542

	* Unless otherwise indicated, the business address of
each Trustee is
   1285 Avenue of the Americas, New York, New
York  10019





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